EXHIBIT 99.1

               RCG Companies Announces $9,000,000 Debt Restructure
                        -RCG Extends Services Agreement-

Charlotte, NC - November 12, 2004 - RCG Companies Incorporated (AMEX: RCG), one of the largest leisure-travel tour operators in the United States, announced today that it has entered into an agreement with MyTravel Canada Holidays, Inc. ("MyTravel Canada"), which, among other things, resulted in a $10,000,000 Promissory Note owed by RCG's travel subsidiaries to MyTravel Canada being reduced to $1,000,000. The $9,000,000 debt reduction strengthens RCG's balance sheet and provides the Company with greater flexibility and options with respect to potential mergers, divestitures, acquisitions, strategic alliances and financing initiatives.

On October 31, 2003, Flightserv, Inc., a subsidiary of RCG, acquired from MyTravel Canada substantially all the assets and liabilities of SunTrips(R) and Vacation Express(R). In connection with the acquisition, a $10,000,000 non-interest-bearing seven-year Promissory Note was issued. Additionally, RCG's travel subsidiaries entered into a three-year agreement with MyTravel Canada for certain services, including the purchasing of hotel accommodations and other resort services on an exclusive basis for which MyTravel Canada will be paid $4,500,000 over three years (the "Services Agreement"). As a result of negotiations between the parties, the principal due under the Promissory Note has been reduced to $1,000,000 payable in annual installments of $100,000 commencing October 31, 2006, with a $600,000 balloon payment due on October 31, 2010. The Company was also able to extend the Services Agreement with MyTravel Canada through 2010 under substantially similar terms that previously existed, including payments to MyTravel Canada of $4,875,000 over the additional four years. Additionally, the Company made $500,000 of existing Letters of Credit available to MyTravel Canada in order to secure certain obligations of MyTravel Canada for which RCG's travel subsidiaries provided indemnification.

Commenting on the announcement, Michael D. Pruitt, Chief Executive Officer of RCG, stated, "This debt reduction was a critical component to allow the Company to secure financing in order to move forward with our business model. After months of preparation, we are on the verge of launching a new online component to aggressively market and sell our branded leisure-travel packages on the Internet. The extension of the Services Agreement with MyTravel Canada, one of the largest hotel purchasers in the world, will continue to provide RCG with significant purchasing power of hotel rooms in our leisure-travel and vacation destinations. Our relationship with MyTravel Canada has been one of great mutual respect and we look forward to working with them over the next six years."

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About RCG Companies Incorporated

RCG Companies Incorporated (http://www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low-risk revenues, along with increasing earnings per share. The majority of RCG's revenues are currently derived from its wholly owned travel service organizations, SunTrips(R) (http://www.suntrips.com) and Vacation Express(R) (http://www.vaca tionexpress.com), which deliver leisure and vacation-travel packages, and together make RCG one of the largest leisure-travel tour operators in the United States. RCG is also involved in the technology services sector through its wholly owned software and information technology services segment, Logisoft Corp.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue-growth opportunities associated with restructuring certain operational and financial policies, procedures and contracts of SunTrips(R) and Vacation Express(R). Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:
Robert B. Prag, President
The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com

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